L A B O N T E   &   C O .                     #610 - 938 Howe Street
=========================================             Vancouver, BC  Canada
C H A R T E R E D   A C C O U N T A N T S             V6Z  1N9
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                                                      Telephone   (604) 682-2778
                                                      Facsimile   (604) 689-2778
                                                      Email:  info@labonteco.com






October 10, 2003



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549


Re: Stellar Resources Ltd. - Form SB-2/A Registration Statement - Amendment
No. 3


Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated October 10, 2003, of the following:

o Our report to the Stockholders and Board of Directors of Stellar Resources Ltd. dated August 31, 2003 on the financial statements of the Company as at July 31, 2003 and 2002 and for the years ended July 31, 2003 and 2002 and for the period April 9, 1999 (inception) to July 31, 2003.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,

"LaBonte & Co."


LABONTE & CO.
Chartered Accountants